Exhibit 3.2

Ryman Hospitality Properties, Inc.

Second Amended and Restated Bylaws

February 23, 2023

OFFICES

1.The registered office in the State of Delaware and/or registered agent of Ryman Hospitality Properties, Inc. (the “Corporation”) may be changed from time to time by the Corporation. The Corporation may also have an office in the City of Nashville, State of Tennessee, and also offices at such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

SEAL

2.The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

STOCKHOLDERS’ MEETINGS

3.All meetings of the stockholders shall be held at the office of the Corporation in Nashville, Tennessee, or elsewhere, including by means of remote communication, as specified by the Board of Directors in the notice of meeting.
4.The annual meeting of the stockholders shall be held on such date and at such time and place as shall be designated by the Board of Directors and stated in the notice of the meeting. At the annual meeting, directors shall be elected and any other business properly brought before the meeting may be transacted.

5.

No business may be transacted at an annual meeting of stockholders, other than business that is properly brought before the meeting. To be properly brought before an annual meeting, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Paragraph 5 and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Paragraph 5; clause (iii) shall be the exclusive means for a stockholder to submit any matters (other than (1) matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the

Corporation’s notice of meeting, and (2) director nominations governed by Paragraph 14 of these Second Amended and Restated Bylaws (as amended from time to time, the “Bylaws”)) before an annual meeting of stockholders.
(b)In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must be a proper subject for stockholder action.
(c)To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received no earlier than 5:00 p.m. Central Time on the one hundred twentieth (120th) day prior to such annual meeting and not later than 5:00 p.m. Central Time on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event will the adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Paragraph 5.
(d)To be in proper written form, a stockholder’s notice (the “Stockholder Proposal Notice”) to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (other than director nominations, which are governed by Paragraph 14 of these Bylaws) (i) a brief description of the business desired to be brought before the annual meeting (including the text of any resolutions proposed for consideration) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and any Stockholder Associated Person (as defined below) covered by clauses (iii), (iv) and (v) below, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and any Stockholder Associated Person and the date(s) on which such stock was acquired, (iv) a description of any economic interest in or any other right with respect to (including from a third party), any securities of the Corporation (or any rights, options or other securities convertible into or exercisable or exchangeable for such securities or any obligations measured by the price or value of any securities of the Corporation, including, without limitation, any swaps or other derivative arrangements), or any short interest in any securities of the Corporation, held by such stockholder and any Stockholder Associated Person, (v) a description of any material direct or indirect interest of such stockholder or any Stockholder Associated Person in any proposal or business set forth in the Stockholder Proposal Notice, (vi) a representation that such stockholder intends to appear in person or through a qualified representative at the annual meeting to bring such proper business before the annual meeting and whether or not such stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal and/or otherwise to solicit proxies from stockholders in support of the proposal, (vii) a certification regarding whether or not such stockholder and any Stockholder Associated Persons have complied with all applicable federal, state and other legal requirements in connection with such stockholder’s and/or Stockholder Associated Persons’ acquisition of stock or other securities of the Corporation and/or such stockholder’s and/or Stockholder Associated Persons’ acts or omissions as a stockholder of the Corporation, and (viii) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made by the stockholder in connection with solicitations of proxies by the stockholder for a contested election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.
(e)A stockholder providing a Stockholder Proposal Notice shall further promptly update and supplement such Stockholder Proposal Notice, if necessary, so that the information provided or required to be provided in such Stockholder Proposal Notice pursuant to Paragraph 5(d) shall be true, and correct and complete in all material respects (including disclosure of all material facts necessary to make the statements made, in light of the circumstances under which they were made, not misleading) (i) as of the record date for the annual meeting, and (ii) as of the date that is five (5) business days prior to the annual meeting or any adjournment, recess, rescheduling or postponement thereof. Such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the annual meeting (in the case of the update and supplement required to be made as of the record date) and not later than five (5) business days prior to the date for the annual meeting, if practicable (or, if not practicable, on the first practicable date prior to the annual meeting), or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of five (5) business days prior to the annual meeting or any adjournment, recess, rescheduling or postponement thereof).
(f)No business shall be conducted at the annual meeting of stockholders except business properly brought before the annual meeting in accordance with this Paragraph 5 (other than (1) business properly brought under Rule 14a-8 under the Exchange Act, and included in the Corporation’s notice of meeting, and (2) director nominations governed by Paragraph 14 of these Bylaws), provided, however, that, once business has been properly brought before the annual meeting in accordance with this Paragraph 5, nothing in this Paragraph 5 shall be deemed to preclude discussion by any stockholder of such business. If any information submitted pursuant to this Paragraph 5 by any stockholder submitting any proposal for business at a meeting of stockholders is inaccurate in any material respect, such information shall be deemed not to have been provided in accordance with this Paragraph 5. If the presiding officer at an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, or the stockholder providing the Stockholder Proposal Notice (or a qualified representative thereof) does not appear at the annual or special meeting of stockholders to present business, then the presiding officer shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted and the Corporation shall disregard any proxies solicited for such business notwithstanding that the business is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such proposed business may have been received by the Corporation. Notwithstanding the foregoing provisions of this Paragraph 5, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Paragraph 5. For purposes of these Bylaws, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(g) Nothing in this Paragraph 5 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to proposed business to be considered pursuant to these Bylaws.
(h)As used in these Bylaws, the term “Stockholder Associated Person” means, with respect to any stockholder, (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person controlling, controlled by or under common control with any stockholder, or any Stockholder Associated Person identified in clauses (i) or (ii) above.
6.The holders of a majority of the stock issued and outstanding, and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the Amended and Restated Certificate of Incorporation (as amended from time to time, the “Certificate of Incorporation”), or by these Bylaws.

Where a separate vote by class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

When any meeting is convened, the presiding officer may adjourn the meeting if (a) no quorum is present for the transaction of business, or (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders (i) to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders or (ii) otherwise to exercise effectively their voting rights. Prior to the time when any meeting is convened, the officer who would be the presiding officer at such meeting, if directed by the Board of Directors, may postpone the meeting if the Board determines that postponement is necessary or appropriate to enable the stockholders (a) to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders or (b) otherwise to exercise effectively their voting rights.

7.At each meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless such instrument provides for a longer period. Any stockholder or Stockholder Associated Person directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors. Each stockholder shall have such number of votes for each share of stock as provided in the Certificate of Incorporation that is registered in his, her or its name in the stock records of the Corporation.

All elections of directors shall be decided by the vote required by Paragraph 13 of these Bylaws and, except as otherwise required by law or the Certificate of Incorporation or these Bylaws, all other matters shall be decided by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on such matter. Where a separate vote by class is required, unless otherwise required by law or the Certificate of Incorporation or these Bylaws, the affirmative vote of a majority of the shares of such class or classes present in person or represented by proxy at the meeting and entitled to vote shall be the act of such class.
8.The Secretary shall prepare, no later than the tenth (10th) day before ~~every~~ each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Nothing contained in this Paragraph 8 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list.
9.Subject to the rights of the holder of any classes or series of preferred stock, special meetings of the stockholders, for any purpose or purposes, may be called at any time by the Chairperson of the Board of Directors (who shall be the “Chairman” referenced by Section 8.2 of the Certificate of Incorporation) or by a majority of the members of Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.
10.Business transacted at all special meetings shall be confined to the objects stated in the notice of the meeting given pursuant to Paragraph 11 of these Bylaws.
11.Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be given not less than ten (10) nor more than sixty (60) days before the date of such meeting to each stockholder entitled to vote at such meeting at the address as appears in the stock records of the Corporation. If mailed, notice will be deemed given when deposited in the United States mails, postage prepaid. When a meeting is for any reason adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
12.The presiding officer of any meeting of stockholders shall determine the order of business and shall have absolute authority over the procedure at the meeting, including the regulation of the manner of voting and the conduct of business, and there shall be no appeal from the ruling of the presiding officer.

DIRECTORS

13.

(a)The business and affairs of the Corporation shall be managed by its Board of Directors. The number of directors shall be determined as provided in the Certificate of Incorporation and they shall be elected in accordance with the provisions of the Certificate of Incorporation and these Bylaws. Each director shall be elected to serve until his or her successor shall be elected and shall qualify.
(b)A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election at any meeting for the election of directors at which a quorum is present (with abstentions and broker non-votes not counted as votes cast either for or against such election); provided, however, that director nominees shall be elected by a plurality of the votes cast at any meeting of the stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders (any such election, a “Contested Election”).
(c)With regard to director elections (excluding Contested Elections), the Board of Directors has established procedures pursuant to which any director nominee who fails to receive a majority of the votes cast as set forth in Paragraph 13(b) above will tender his or her resignation to the Board of Directors. The Board of Directors (or a committee thereof) will act upon a tendered resignation within 90 days of the date on which the elections results were certified and will publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results.
(d)If a director’s resignation is accepted by the Board of Directors pursuant to this Paragraph 13, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy or decrease the size of the Board of Directors pursuant to the provisions of Paragraph 26 of these Bylaws and the Certificate of Incorporation.

14.

(a)Only persons who are nominated in accordance with the procedures set forth in this Paragraph 14 shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of Preferred Stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called in accordance with Paragraph 9 for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Paragraph 14 and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Paragraph 14. The number of nominees a stockholder may nominate for election at an annual or special meeting of the stockholders (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholders may collectively nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual or special meeting. In addition, no stockholder will be entitled to make any additional or substitute nominations following the expiration of the time periods set forth in this Paragraph 14.
(b)In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
(c)To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received no earlier than 5:00 p.m. Central Time on the one-hundred twentieth (120th) day prior to such annual meeting and not later than 5:00 p.m. Central Time on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than 5:00 p.m. Central Time on the one-hundred twentieth (120th) day prior to such special meeting and not later than 5:00 p.m. Central Time on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event will the adjournment or postponement of a meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Paragraph 14.
(d)To be in proper written form, a stockholder’s notice (the “Stockholder Nomination Notice”) to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, (D) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder or any Stockholder Associated Person of such stockholder, on the one hand, and each proposed nominee, and his or her associates, on the other hand, and (E) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made by the stockholder in connection with solicitations of proxies by the stockholder for a contested election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder and any Stockholder Associated Person covered by clauses (B), (C) and (D) below, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and any Stockholder Associated Person and the date(s) on which such stock was acquired, (C) a description of any economic interest in or any other right with respect to (including from a third party), any securities of the Corporation (or any rights, options or other securities convertible into or exercisable or exchangeable for such securities or any obligations measured by the price or value of any securities of the Corporation, including, without limitation, any swaps or other derivative arrangements), or any short interest in any securities of the Corporation, held by such stockholder and any Stockholder Associated Person, (D) a description of any agreements, arrangements and understandings between or among such stockholder or any Stockholder Associated Person, on the one hand, and any other persons (including any Stockholder Associated Person), on the other hand, in connection with the nomination of such person for election as a director, (E) a representation that such stockholder intends to appear in person or through a qualified representative at the meeting to nominate the person(s) named in its notice, (F) a representation that  such stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the nomination(s) and/or otherwise to solicit proxies from stockholders in support of the nomination(s), (G) a representation that such stockholder intends to solicit proxies in support of director nominees other than the Corporation’s director nominees in accordance with Rule 14a-19 promulgated under the Exchange Act, (H) a certification regarding whether or not such stockholder and Stockholder Associated Persons have complied with all applicable federal, state and other legal requirements in connection with such stockholder’s and/or Stockholder Associated Persons’ acquisition of stock or other securities of the Corporation and/or such stockholder’s and/or Stockholder Associated Persons’ acts or omissions as a stockholder of the Corporation and (I) any other information relating to such stockholder and Stockholder Associated Persons that would be required to be disclosed in a proxy statement or other filings required to be made by the stockholder in connection with solicitations of proxies by the stockholder for a contested election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named in the proxy statement as a nominee and to serve as a director if elected, along with a completed written questionnaire with respect to each proposed nominee with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary of the Corporation upon written request). The Corporation may require any proposed nominee to furnish such additional information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee or that otherwise relates to such nominee’s potential election to or service on the Board of Directors.
(e)A stockholder providing a Stockholder Nomination Notice shall further promptly update and supplement such Stockholder Nomination Notice, if necessary, so that the information provided or required to be provided in such Stockholder Nomination Notice pursuant to Paragraph 14(d) shall be true, and correct and complete in all material respects (including disclosure of all material facts necessary to make the statements made, in light of the circumstances under which they were made, not misleading) (i) as of the record date for the meeting, and (ii) as of the date that is five (5) business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof, and (iii) with respect to the representation required pursuant to Paragraph 14(d)(ii)(G), as of immediately prior to the meeting or any adjournment, rescheduling or postponement thereof. Such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than two (2) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the meeting), or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of five (5) business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof); it being understood that providing any such update and supplement shall not be deemed to cure any defect or limit the Corporation’s right to omit a director nominee from its form of proxy as provided in Paragraph 14(d).
(f)No person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Paragraph 14. If any information submitted pursuant to this Paragraph 14 by any stockholder proposing a nominee(s) for election as a director at a meeting of stockholders is inaccurate in any material respect, such information shall be deemed not to have been provided in accordance with this Paragraph 14. If the presiding officer of the meeting determines that a nomination was not made in accordance with this Paragraph 14, the presiding officer shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.  Unless otherwise required by applicable law, if any stockholder (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to provide reasonable documentation sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the presiding officer shall declare to the meeting that the nomination was defective, such defective nomination shall be disregarded and the Corporation shall disregard any proxies solicited for any director nominee proposed by such stockholder notwithstanding that the nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of the election of such proposed nominee may have been received by the Corporation. Upon request by the Corporation, any stockholder that has provided notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(g)Notwithstanding the foregoing provisions of this Paragraph 14, unless otherwise required by law, if a stockholder providing a Stockholder Nomination Notice (or a qualified representative thereof) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(h)Notwithstanding the foregoing provisions of this Paragraph 14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Paragraph 14.
15.The directors may hold their meetings and have one or more offices, and keep the books of the Corporation, outside of Delaware, at the office of the Corporation in the City of Nashville, State of Tennessee, or at such other places as they may from time to time determine.
16.In addition to the powers and authorities expressly conferred upon them by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

COMMITTEES

17.The Board of Directors (i) may, by resolution or resolutions, passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, and (ii) shall during such period of time as any securities of the Corporation are listed on the New York Stock Exchange (the “NYSE”), by resolution passed by a majority of the entire Board of Directors, designate all committees required by the rules and regulations of the NYSE. Except to the extent restricted by applicable law or the Certificate of Incorporation, each such committee, to the extent provided in applicable board resolutions, the Corporate Governance Guidelines and/or applicable committee charters, shall have and may exercise all the powers and authority of the Board of Directors. Such committee or committees shall have such name or names as may be stated in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors as may be determined from time to time by resolution adopted by the Board of Directors or as required by the rules and regulations of the NYSE, if applicable.
18.The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

19.Directors may, by resolution of the Board, be paid their expenses, if any, of attendance at each regular or special meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and an annual retainer or a stated salary and/or such other consideration for services as director as determined by the Board of Directors; provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

20.Members of special or standing committees may be allowed like compensation for attending committee meetings.

MEETINGS OF THE BOARD

21.The newly elected Board of Directors shall meet as soon as practicable after any annual meeting of stockholders for the purpose of organization, the election of officers and the transaction of other business, and no notice of such meeting shall be necessary to the newly elected directors.
22.Regular meetings of the Board of Directors shall be held at such time and place as may from time to time be determined by the Board of Directors. Notice of the time and place of such regular meetings need not be given.
23.Special meetings of the Board of Directors may be called by the Chairperson of the Board, the Chief Executive Officer or the President on two days’ notice to each director, either personally or by telephone, mail, express mail, courier service, confirmed facsimile or electronic mail, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances; special meetings shall be called by the Chairperson of the Board, the Chief Executive Officer, the President or the Secretary in like manner and on like notice on the written request of two directors. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
24.At all meetings of the Board of Directors or any committee, the presence of a majority of the entire Board of Directors or such committee shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as applicable, except as may be otherwise provided by law, by the Certificate of Incorporation or by these Bylaws. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or committee. Any or all members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment, and such participating shall constitute presence in person at such meeting.
25.No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose if (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his, her or their relationship or interest as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

VACANCIES

26.Any vacancy on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill such a vacancy shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Notwithstanding the foregoing, whenever the holders of any one or more class or classes or series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the resolutions adopted by the Board of Directors pursuant to Article IV of the Certificate of Incorporation.

OFFICERS

27.The officers of the Corporation shall be chosen by the Board of Directors and shall include, if and when designated by the Board of Directors, an Executive Chairperson (who must be a director), a Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary and a Treasurer. The Board of Directors may also choose additional Assistant Secretaries and Assistant Treasurers and from time to time may create and fill such other offices as it deems necessary. Unless otherwise prohibited by law, any number of offices may be held by the same person. The officers of the Corporation need not be stockholders of the Corporation, and such officers (other than the Executive Chairperson) need not be directors of the Corporation.
28.The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The officers of the Corporation shall hold office until their successors are chosen and qualified.
29.Any officer elected or appointed by the Board of Directors may be removed at any time by the majority vote of the directors constituting a quorum. If the office of any officer or officers becomes vacant for any reason, the vacancies shall be filled by the affirmative vote of a majority of the directors constituting a quorum. The salaries of all officers shall be fixed by or in the manner designated by the Board of Directors or any committee thereof, subject to applicable legal and NYSE requirements.
30.Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation or other entity in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.
31.In addition to the powers otherwise granted to officers pursuant to these Bylaws, the Board of Directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

CHAIRPERSON OF THE BOARD OF DIRECTORS

32.The Chairperson of the Board of Directors shall preside at all meetings of the stockholders and of the Board of the Directors, shall perform such other powers and duties customarily and usually associated with the position of Chairperson of the Board of Directors, and shall have such other powers and perform such other duties as may be assigned to him or her by these Bylaws, the Corporation’s Corporate Governance Guidelines, or the Board of Directors.

CHIEF EXECUTIVE OFFICER

33.The Chief Executive Officer shall have, subject to the supervision, direction and control of the Board of Directors, ultimate authority for decisions relating to the supervision, direction and management of the affairs and business of the Corporation customarily and usually associated with the position of Chief Executive Officer. The Chief Executive Officer shall also have such other powers and perform such other duties as may from time to time be assigned to him or her by these Bylaws or by the Board of Directors. The Chief Executive Officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may execute documents when so authorized by these Bylaws, the Board of Directors or the Chief Executive Officer.

PRESIDENT

34.The President shall have, subject to the supervision, direction and control of the Board of Directors and the Chief Executive Officer, the general powers and duties of supervision, direction and management of the affairs and business of the Corporation customarily and usually associated with the position of President. The President shall also have such other powers and perform such other duties as from time to time may be assigned to him or her by these Bylaws, by the Board of Directors or by the Chief Executive Officer. In the absence or disability of the Chief

Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer unless otherwise determined by the Board of Directors.

VICE PRESIDENT

35.Each Vice-President shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors, the Chief Executive Officer, the President or these Bylaws.

THE SECRETARY AND ASSISTANT SECRETARIES

36.

(a)The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all votes and minutes of all such proceedings in a book or books to be kept for that purpose; and shall perform like duties for the standing committees when required. The Secretary shall have all such further powers and duties as are customarily and usually associated with the position of Secretary or as may from time to time be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President. The Secretary shall keep in safe custody the seal of the Corporation and shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by his or her signature, by the signature of the Treasurer or by the signature of any Assistant Secretary.
(b)Each Assistant Secretary shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors, the Chief Executive Officer, the President or the Secretary. In the absence or disability of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board) shall perform the duties and exercise the powers of the Secretary.

THE TREASURER AND ASSISTANT TREASURERS

37.

(a)The Treasurer shall have the custody of the Corporation’s funds and securities, shall deposit or cause to be deposited moneys or other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by any duly authorized officer of the Corporation, and shall have such further powers and perform such further duties as are customarily and usually associated with the position of Treasurer or as may from time to time be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.
(b) Each Assistant Treasurer shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors, the Chief Executive Officer, the President or the Treasurer.

DUTIES OF OFFICERS

38.In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties, or any of them, of such officer to any other officer, or to any director, provided a majority of the entire Board of Directors concur therein.

CERTIFICATES OF STOCK

39.

(a)The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares of stock. Any such stock certificate shall be signed by, or in the name of, the Corporation by the Chairperson of the Board of Directors, President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any signature on a certificate of stock may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
(b)All certificates shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Shares of the Corporation’s stock may also be evidenced by registration in the holder’s name in uncertificated book-entry form on the books of the Corporation in accordance with a direct registration system approved by the Securities and Exchange Commission and by the NYSE or any securities exchange on which the stock of the Corporation may from time to time be traded.

LOST, STOLEN OR DESTROYED CERTIFICATES

40.The Corporation may direct the issuance of (i) a new certificate or certificates of stock or (ii) uncertificated shares in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFERS OF STOCK

41.Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing. Upon surrender to the Corporation of the certificate or certificates for shares endorsed by the appropriate persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps, it shall be the duty of the Corporation to issue (i) a new certificate or certificates of stock or (ii) uncertificated shares to the person entitled thereto, cancel the old certificate or certificates and record the transaction on its books. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, it shall be the duty of the Corporation to issue (i) a new certificate or certificates of stock or (ii) uncertificated shares to the person entitled thereto and record the transaction on its books. The Board of Directors may appoint one or more transfer agents and one or more registrars for the transfer or registration of certificates for shares of stock or uncertificated shares of the Corporation. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock or uncertificated shares of the Corporation.

CLOSING OF TRANSFER BOOKS

42.The Board of Directors shall have the power to fix in advance a record date for determining the stockholders entitled to notice of or to vote at any meeting of stockholders or the stockholders entitled to receive payment of any dividend or the allotment or exercise of any rights in accordance with the following provisions:
(a)In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting;
(b)In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

REGISTERED STOCKHOLDERS

43.The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as expressly provided by the laws of Delaware.

INSPECTION OF BOOKS

44.The Board of Directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection) or any of them shall be open to the inspection of the stockholders, and the stockholders’ rights in this respect are and shall be restricted and limited accordingly to the fullest extent permitted by law.

CHECKS

45.All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR

46.The fiscal year shall begin the first day of January in each year or such other date as may be fixed by resolution of the Board of Directors.

DIVIDENDS

47.Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock.

Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation.

NOTICES

48.Whenever under the provisions of these Bylaws, the Certificate of Incorporation or by law, written notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but such notice will be deemed given by depositing the same in the United States mail, postage prepaid, addressed to such stockholder, officer, or director at such address as appears on the stock book of the Corporation and, such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. To the extent permitted by applicable law, written notice may also be given personally or by telephone, express mail, courier service, confirmed facsimile or electronic mail.
49.Whenever under the provisions of these Bylaws, the Certificate of Incorporation or by law, notice is required to be given to any director, officer or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

AMENDMENTS

50.These Bylaws may be adopted, altered, amended or repealed by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the votes represented by the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, or by the affirmative vote of a majority of the Board of Directors constituting a quorum at any regular or special meeting of the Board of Directors.

MISCELLANEOUS PROVISIONS

51.The Chief Executive Officer or the President may appoint, or authorize the Vice-President to appoint, such officers and employ such persons as he or she deems necessary for the proper management of the business and property of the Corporation.
52.All officers, agents, and employees appointed under Paragraph 51 shall hold their offices or position at the discretion of the officer appointing them, and shall be subject at all times to removal by the Board of Directors with or without cause.
53.If any provision of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of these Bylaws and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

INDEMNIFICATION

54.

(a)Subject to clause (c) of this Paragraph 54, the Corporation shall indemnify any person who is or was, or is threatened to be made, a party or witness to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
(b)Subject to clause (c) of this Paragraph 54, the Corporation shall indemnify any person who is or was, or is threatened to be made, a party or witness to, any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
(c)Any indemnification under this Paragraph 54 or the Certificate of Incorporation (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in clause (a) or (b) of this Paragraph 54 or Section 10.2(b) of the Certificate of Incorporation, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.
(d)For purposes of any determination under clause (c) of this Paragraph 54, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this clause (d) shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this clause (d) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in clauses (a) or (b) of this Paragraph 54 or Section 10.2(b) of the Certificate of Incorporation, as the case may be.
(e)Notwithstanding any contrary determination in the specific case under clause (c) of this Paragraph 54, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under clauses (a) and (b) of this Paragraph 54 or the Certificate of Incorporation, as the case may be. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standards of conduct set forth in clauses (a) and (b) of this Paragraph 54 or applicable to the Certificate of Incorporation, as the case may be. Neither a contrary determination in the specific case under clause (c) of this Paragraph 54 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this clause (e) shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.
(f)Expenses (including attorneys’ fees) incurred by a present or former director or officer in defending or otherwise participating in any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Paragraph 54 or in the Certificate of Incorporation or under applicable law. Such expenses (including attorneys’ fees) incurred by former directors and officers may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.
(g)The indemnification and advancement of expenses provided by or granted pursuant to this Paragraph 54 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, Bylaws or any agreement, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in clauses (a) and (b) of this Paragraph 54 shall be made to the fullest extent permitted by law. The provisions of this Paragraph 54 shall not be deemed to preclude the indemnification of any person who is not specified in clauses (a) or (b) of this Paragraph 54 but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

(h)The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Paragraph 54.
(i)For purposes of this Paragraph 54, references to the “Corporation” shall include, in addition to the resulting corporation or other entity, any constituent corporation or other entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Paragraph 54 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Paragraph 54, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Paragraph 54.
(j)The indemnification and advancement of expenses provided by, or granted pursuant to, this Paragraph 54 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
(k)Notwithstanding anything contained in this Paragraph 54 to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by clause (e) hereof), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.
(l)The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Paragraph 54 to directors and officers of the Corporation.

(m)Any repeal or modification of this Paragraph 54 will only be prospective and will not affect the rights under this Paragraph 54 in effect at the time of the alleged occurrence of any acts, omissions, facts or circumstances occurring prior to such repeal or modification.